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                                  EXHIBIT 11








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                        [COOPERS & LYBRAND LETTERHEAD]

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in Post-Effective Amendment No. 35 to the Registration Statement of Sentry Fund, Inc. (the "Fund") on Form N1-A (File No. 2-34038) of our report dated November 21, 1997, on our audit of the financial statements and financial highlights of the Fund. We also consent to the reference to our Firm under the caption "Independent Accountant."


s/ Coopers & Lybrand L.L.P.


Chicago, Illinois
February 16, 1998